SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant     ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PATTERSON-UTI ENERGY, INC.

(Name of Registrant as Specified in Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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June 12, 2006
Dear Stockholder:
      We cordially invite you to attend Patterson-UTI Energy, Inc.’s annual stockholders’ meeting. The annual meeting will be held Wednesday, July 12, 2006, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549.
      At the annual meeting, stockholders will vote to elect directors to the Board of Directors of Patterson- UTI Energy, Inc. Please take the time to carefully read the proposal concerning the election of directors described in the attached proxy statement.
      Thank you for your support.
Sincerely,

Mark S. Siegel Chairman of the Board	Cloyce A. Talbott President and Chief Executive Officer

This proxy statement and the accompanying proxy card are being mailed to Patterson-UTI Energy, Inc. stockholders
beginning on or about June 12, 2006.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS To Be Held July 12, 2006
SHARES OUTSTANDING AND VOTING RIGHTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Meetings and Committees of the Board of Directors
Corporate Governance Documents Available on Patterson-UTI’s Website
Compensation of Directors
EXECUTIVE OFFICERS
CHANGE IN CONTROL ARRANGEMENTS; EMPLOYMENT CONTRACTS; INDEMNIFICATION AGREEMENTS
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
OTHER MATTERS

PATTERSON-UTI ENERGY, INC.
P. O. Box 1416
Snyder, Texas 79550

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

       The 2006 annual meeting of the stockholders of Patterson-UTI Energy, Inc. (“Patterson-UTI”), a Delaware corporation, will be held Wednesday, July 12, 2006, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549 (the “Meeting”). At the Meeting, the stockholders will be asked to:

•	elect eight directors to the Board of Directors of Patterson-UTI to serve until the next annual meeting of the stockholders or until their respective successors are elected and qualified; and

•	take action upon any other matters which may properly come before the Meeting.
      Stockholders of record at the close of business on June 8, 2006, are entitled to vote at the Meeting and any adjournment thereof.
      It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope or vote by following the Internet or telephone instructions included on the proxy card.

By order of the Board of Directors

John E. Vollmer III
Senior Vice President — Corporate
Development, Chief Financial Officer,
Secretary and Treasurer
June 12, 2006

PATTERSON-UTI ENERGY, INC.
P. O. Box 1416
Snyder, Texas 79550

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 12, 2006
       The Board of Directors of Patterson-UTI Energy, Inc. (“Patterson-UTI”), a Delaware corporation, prepared this proxy statement for the purpose of soliciting proxies for Patterson-UTI’s 2006 annual meeting of stockholders (the “Meeting”) to be held Wednesday, July 12, 2006, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, and at any adjournment thereof. This proxy statement and the accompanying proxy are being mailed to stockholders on or about June 12, 2006.
      The Board of Directors is making this solicitation by mail. In addition to the solicitation of proxies by mail, Patterson-UTI’s officers and other employees, without compensation other than regular compensation, may solicit proxies by telephone, electronic means and personal interview. Patterson-UTI does not intend to retain a proxy solicitation firm to assist in the solicitation of proxies of stockholders whose shares are held in street name by brokers, banks and other institutions, but may do so if circumstances warrant. Patterson-UTI will pay all costs associated with this solicitation.
      Properly submitted proxies received either by mail, Internet, telephone or in person, in time for the Meeting will be voted as you have directed in your proxy, unless you revoke your proxy in the manner provided below. As to any matter for which you give no direction in your proxy, your shares will be voted as follows:

•	“FOR” the election of all of the nominees to the Board of Directors; and

•	“FOR” or “AGAINST” any other proposals which may be submitted at the Meeting at the discretion of the persons named in the proxy.
      You may revoke your proxy at any time before the proxy is voted by either:

•	submitting a new proxy with a later date, including a proxy submitted by the Internet or by telephone;

•	notifying the Secretary of Patterson-UTI in writing before the Meeting that you have revoked your proxy; or

•	attending the Meeting and voting in person.
SHARES OUTSTANDING AND VOTING RIGHTS
      Only stockholders of record of Patterson-UTI’s common stock, $.01 par value per share (the “Common Stock”), at the close of business on June 8, 2006 are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on June 8, 2006, there were 168,235,960 shares of Common Stock issued and outstanding. Holders of record of Common Stock on June 8, 2006 will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, from June 30, 2006 through July 11, 2006 and at the Meeting for inspection by any stockholder for any purpose regarding the Meeting.
      A quorum is necessary to transact business at the Meeting. A majority of the shares of Common Stock outstanding on June 8, 2006 will constitute a quorum. The shares held by each stockholder who signs and returns the enclosed form of proxy or properly votes using the Internet or telephone will be counted for purposes of determining the presence of a quorum at the Meeting.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Patterson-UTI’s bylaws provide that the number of members of the Board of Directors of Patterson-UTI shall be fixed either by amendment to the bylaws or by resolution of the Board of Directors. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Patterson-UTI’s bylaws provide that the affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors. Shares as to which a stockholder withholds authority to vote on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote on the election of directors will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.
      The enclosed form of proxy provides a means for you to either:

•	vote “FOR” the election of the nominees to the Board of Directors listed below,

•	withhold authority to vote for one or more of the nominees, or

•	withhold authority to vote for all of the nominees.
      The Board of Directors recommends that you vote “FOR” all of the nominees. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of all of the nominees to the Board of Directors. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any of the nominees will be unable or unwilling to serve if elected.
      There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting. There are no family relationships among any of the directors or executive officers of Patterson-UTI, other than between Messrs. Talbott and Patterson, who are brothers-in-law.
      Set forth below is the name, age, position and a brief description of the business experience during at least the past five years of each of the members of Patterson-UTI’s Board of Directors. Each current member of Patterson-UTI’s Board of Directors is a nominee for election to the Board of Directors, except for A. Glenn Patterson who has chosen not to stand for re-election.

Name	Age	Position

Mark S. Siegel	55	Chairman of the Board and Director
Cloyce A. Talbott	70	President, Chief Executive Officer and Director
A. Glenn Patterson	59	Former President and Chief Operating Officer and Current Director (not standing for re-election)
Kenneth N. Berns	46	Senior Vice President and Director
Robert C. Gist	65	Director
Curtis W. Huff	48	Director
Terry H. Hunt	58	Director
Kenneth R. Peak	60	Director
Nadine C. Smith	49	Director
      Mark S. Siegel — Mr. Siegel has served as Chairman of the Board and as a director of Patterson-UTI since May 2001. Mr. Siegel served as Chairman of the Board and as a director of UTI Energy Corp. (“UTI”) from 1995 to May 2001, when UTI merged with and into Patterson-UTI. Mr. Siegel has been President of

REMY Investors & Consultants, Incorporated (“REMY Investors”) since 1993. From 1992 to 1993, Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc., a private investment company, and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel holds a Bachelor of Arts degree from Colgate University and a J.D. from the University of California, Berkeley (Boalt Hall) School of Law.
      Cloyce A. Talbott — Mr. Talbott has served as a director of Patterson-UTI since its incorporation in 1978, as its Chief Executive Officer since 1983 and as its President since May 2006. Mr. Talbott co-founded Patterson-UTI, served as Vice President from 1978 to 1983, and served as Chairman of the Board from 1983 to May 2001. Mr. Talbott holds a Bachelor of Science degree in petroleum engineering from Texas Tech University.
      A. Glenn Patterson — Mr. Patterson has served as a director of Patterson-UTI since its incorporation in 1978. Mr. Patterson co-founded Patterson-UTI and served as its President from 1978 to May 2006 and also as Chief Operating Officer from 1983 to May 2006. Mr. Patterson holds a Bachelor of Science degree in business from Angelo State University.
      Kenneth N. Berns — Mr. Berns has served as Senior Vice President of Patterson-UTI since April 2003 and as a director of Patterson-UTI since May 2001. Mr. Berns served as a director of UTI from 1995 to May 2001. Mr. Berns has been an executive with REMY Investors since 1994. Mr. Berns holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.
      Robert C. Gist — Mr. Gist has served as a director of Patterson-UTI since 1985. He was general legal counsel and advisor to Patterson-UTI from 1987 to May 2001. Mr. Gist holds a Bachelor of Science degree in economics and a J.D. from Southern Methodist University. He has been self-employed as an attorney for more than five years and has over 20 years experience in the oil and gas industry.
      Curtis W. Huff — Mr. Huff has served as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1997 to May 2001. Mr. Huff is the President and Chief Executive Officer of Freebird Investments LLC, a private investment company, and has served in that capacity since October 2002. Mr. Huff served as the President and Chief Executive Officer of Grant Prideco, Inc., a provider of drill pipe and other drill stem products, from February 2001 to June 2002. From January 2000 to February 2001, Mr. Huff served as Executive Vice President, Chief Financial Officer and General Counsel of Weatherford International, Inc., an oilfield services company. He served as Senior Vice President and General Counsel of Weatherford from May 1998 to January 2000. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P. and held that position for more than five years.
      Terry H. Hunt — Mr. Hunt has served as a director of Patterson-UTI since April 2003 and served as a director of UTI from 1994 to May 2001. Mr. Hunt is an energy consultant and investor. Mr. Hunt served as Senior Vice President — Strategic Planning of PPL Corporation, an international energy and utility holding company, from 1998 to 2000. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane distribution company, from 1992 to 1999. Previously, Mr. Hunt was President and Chairman of Carnegie Natural Gas Company, a gas distribution and transmission company, and of Apollo Gas Company, a natural gas distributor. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a Masters of Business Administration from Southern Methodist University.
      Kenneth R. Peak — Mr. Peak has served as a director of Patterson-UTI since November 2000. Mr. Peak is the Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of Contango Oil & Gas Company and has served in that capacity since 1999. Mr. Peak served as the President of Peak Enernomics, Incorporated, an oil and gas industry consulting company, from 1990 to 1999. Prior to that time, Mr. Peak served as the Treasurer of Tosco Corporation, an independent oil refiner, and as Chief Financial Officer of Texas International Company, an independent oil and gas exploration and production company. His tenure at Texas International Company included serving as President of TIPCO, the domestic operating subsidiary of Texas International’s oil and natural gas operations. Mr. Peak’s energy career began in 1973 as a commercial banker with First Chicago’s energy group. Mr. Peak holds a Bachelor of Science in physics from Ohio University and a Masters of Business Administration from Columbia University.
      Nadine C. Smith — Ms. Smith has served as a director of Patterson-UTI since May 2001 and served as a director of UTI from 1995 to May 2001. Ms. Smith is a private investor and business consultant. During the past ten years, Ms. Smith served as president of several companies, including, most recently, Final Arrangements, LLC, a company providing software and web-based internet services to the funeral industry. Prior to that time, Ms. Smith was an investment banker with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith is a director of American Retirement Corporation, a New York Stock Exchange listed company that owns and manages senior housing properties, and Gran Tierra, an independent international energy company involved in oil and natural gas exploration and exploitation. Ms. Smith holds a Bachelor of Science degree in economics from Smith College and a Masters of Business Administration from Yale University.
Meetings and Committees of the Board of Directors
      The Board of Directors met eleven times during the year ended December 31, 2005. Each director attended, in person or by telephone, at least 75% of the aggregate of all meetings held by the Board and all meetings of each committee for which such director was eligible to attend. A majority of the members of the Board of Directors are independent within the meaning of the National Association of Securities Dealers’ (“NASD”) published listing standards. Specifically, the Board has determined that Messrs. Peak, Gist, Huff and Hunt and Ms. Smith are independent within the meaning of the NASD published listing standards.
      The Board of Directors has an Executive Committee, Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee.
      The Executive Committee, which currently is composed of Messrs. Siegel, Talbott and Berns, has the authority, to the extent permitted by applicable law, to act for the Board in all matters arising between regular or special meetings of the Board of Directors.
      The Audit Committee oversees management’s conduct of Patterson-UTI’s accounting and financial reporting process including review of the financial reports and other financial information provided by Patterson-UTI to the public and government and regulatory bodies, Patterson-UTI’s system of internal accounting, Patterson-UTI’s financial controls, and the annual independent audit of Patterson-UTI’s financial statements. The Audit Committee also oversees compliance with Patterson-UTI’s codes of conduct and ethics and with legal and regulatory requirements. The Audit Committee members are Messrs. Peak, Gist and Huff and Ms. Smith. The Board has confirmed that all members of the Audit Committee are “independent” within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and within the meaning of the NASD’s published listing standards. The Board has determined that Mr. Peak is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) rules. The Audit Committee selects, subject to the Board’s approval, the independent accountants to audit Patterson-UTI’s books and records and considers and acts upon accounting matters as they arise. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A and is available on Patterson-UTI’s website at www.patenergy.com. The Audit Committee met ten times during the year ended December 31, 2005. Please see the Audit Committee Report on page 18 for further information about the Audit Committee.
      The Compensation Committee members are Messrs. Huff and Hunt and Ms. Smith, each of whom is independent as defined in the NASD’s published listing standards. Among other things, the Compensation Committee administers the incentive compensation plans, including stock option plans of Patterson-UTI and determines the annual compensation of the executive officers and directors of Patterson-UTI. The Compensation Committee held two meetings during the year ended December 31, 2005. Please see the Compensation Committee Report beginning on page 12 for further information about the Compensation Committee.

      The Nominating and Corporate Governance Committee members are Messrs. Gist, Huff and Hunt, each of whom is independent as defined in the NASD’s published listing standards. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, to recommend for selection by the Board director nominees for the next annual meeting of stockholders, to review Patterson-UTI’s Code of Business Conduct, to develop and continually make recommendations with respect to the best corporate governance principles and to oversee the evaluation of the Board and management. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during the year ended December 31, 2005.
      On behalf of the Board, the Nominating and Governance Committee considers director nominees recommended by Patterson-UTI’s stockholders if the recommendations are made in accordance with all legal requirements, including applicable provisions of Patterson-UTI’s restated certificate of incorporation and bylaws. In accordance with Patterson-UTI’s bylaws, in addition to any other applicable requirements, any person recommending a nominee for Patterson-UTI’s Board must be a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such nomination in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2007 annual meeting, a stockholder’s notice must be delivered to or mailed and received at Patterson-UTI’s principal executive offices not earlier than March 14, 2007 and not later than April 13, 2007; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after July 12, 2007, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first.
      A stockholder’s notice to the Secretary of Patterson-UTI shall set forth:

•	as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act, or any successor regulation thereto,

•	the name and record address of the stockholder proposing such nomination,

•	the class and number of shares of Patterson-UTI that are beneficially owned by the stockholder,

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.
      Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      The Nominating and Corporate Governance Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Patterson-UTI. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of Patterson-UTI and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.
Communication with the Board and Its Independent Members
      Persons may communicate with the Board, or directly with its Chairman, Mr. Siegel, by submitting such communication in writing in care of Chairman of the Board of Directors, Patterson-UTI Energy, Inc., P.O. Box 1416, Snyder, Texas 79550. Persons may communicate with the independent members of the Board by submitting such communication in writing to the Nominating and Corporate Governance Committee of the Board of Directors of Patterson-UTI Energy, Inc., P.O. Box 1416, Snyder, Texas 79550.

Corporate Governance Documents Available on Patterson-UTI’s Website
      Copies of each of the following documents are available on the Patterson-UTI website at www.patenergy.com and in print to any stockholder who requests them from the Secretary of Patterson-UTI:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Corporate Governance Committee Charter;

•	Code of Business Conduct for its employees, officers and directors; and

•	Code of Business Conduct and Ethics for Senior Financial Executives.
Compensation of Directors
      Directors who are also employees of Patterson-UTI do not receive compensation for serving as a director or as a member of a committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings and committee meetings. Each non-employee director receives annual cash compensation of $35,000 and (i) 3,000 shares of restricted stock subject to one-year vesting (subject to acceleration in certain limited situations, including a change of control) and (ii) an option to purchase 10,000 shares of common stock, $0.01 par value per share, of Patterson-UTI (“Common Stock”) at an exercise price equal to the closing price of Common Stock on the grant date. The option has a 10-year term, vests after one-year (subject to acceleration in certain limited situations, including a change of control) and contains a right to exercise for three years following cessation of the holder as a director (but not beyond the 10-year term). Each non-employee director that serves on the Audit Committee or the Compensation Committee receives additional annual cash compensation of $10,000 per committee on which he or she serves, with the chairman of each such committee receiving $15,000. Additionally, each member of the Audit Committee will receive cash compensation of $500 per meeting attended, beginning with the first Audit Committee meeting following the identification of the embezzlement by Jonathan D. Nelson and continuing until the conclusion of the Audit Committee’s investigation. The Board of Directors formed a special litigation committee to review the allegations in certain derivative actions that the Board of Directors breached their fiduciary duty to Patterson-UTI for failing to timely discover the embezzlement by Mr. Nelson. Each member of the Special Litigation Committee receives cash compensation of $500 per meeting attended.
EXECUTIVE OFFICERS
      Set forth below is the name, age and position followed by a brief description of the business experience during at least the past five years for the executive officer of Patterson-UTI who is not also a member of the Board of Directors.

Name	Age	Position

John E. Vollmer III	50	Senior Vice President — Corporate Development, Chief Financial Officer, Secretary and Treasurer
      John E. Vollmer III — Mr. Vollmer has served as Chief Financial Officer, Secretary and Treasurer of Patterson-UTI since November 2005 and Senior Vice President — Corporate Development of Patterson-UTI since May 2001. Mr. Vollmer served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of UTI from 1998 to May 2001. From 1992 until 1997, Mr. Vollmer served in a variety of capacities at Blockbuster Entertainment, including Senior Vice President — Finance and Chief Financial Officer of Blockbuster Entertainment’s Music Division. Mr. Vollmer holds a Bachelor of Arts in Accounting from Michigan State University.

Summary Compensation Table
      The following table sets forth information concerning compensation for 2005, 2004 and 2003 earned by or paid to the Chief Executive Officer and the other named executive officers of Patterson-UTI:

		Annual Compensation
							Securities
				Other Annual	Restricted		Underlying	All Other
		Salary	Bonus	Compensation(1)	Stock		Options Granted	Compensation(2)
Name and Principal Position(s)	Year	($)	($)	($)	Award(s)		(#)	($)

Mark S. Siegel	2005	350,000	1,650,000		30,000	(3)	150,000	—
Chairman of the Board	2004	350,000	645,798	—	50,000	(4)	120,000	—
	2003	298,333	411,530	—	—		380,000	—
Cloyce A. Talbott	2005	450,000	1,000,000	102,238	30,000	(3)	150,000	6,422
Chief Executive Officer	2004	450,000	645,798	53,858	50,000	(4)	120,000	5,644
and President	2003	413,750	411,530	—	—		380,000	4,935
A. Glenn Patterson	2005	450,000	1,000,000		30,000	(3)	150,000	6,422
Former President and	2004	450,000	645,798	—	50,000	(4)	120,000	5,644
Chief Operating Officer	2003	413,750	411,530	—	—		380,000	4,935
Kenneth N. Berns	2005	215,000	900,000		15,000	(3)	75,000	—
Senior Vice President	2004	215,000	322,899	—	25,000	(4)	60,000	—
	2003	182,333	205,765	—	—		190,000	—
John E. Vollmer III	2005	275,000	1,250,000		15,000	(3)	75,000	4,500
Senior Vice President —	2004	275,000	322,899	—	25,000	(4)	60,000	3,745
Corporate Development	2003	251,908	205,765	—	—		190,000	3,935
Chief Financial Officer,
Secretary and Treasurer

(1)	With respect to Mr. Talbott, consists entirely of personal use of Patterson-UTI’s airplane, other than $900 for personal use of Patterson-UTI automobile in each of 2004 and 2005. Due to an administrative error in last year’s Proxy Statement, Mr. Talbott’s personal use of the Patterson-UTI airplane and automobile was incorrectly reported for 2004 as $0. The aggregate amounts of perquisites and other personal benefits, securities or property received by each of the other executive officers does not exceed the lesser of $50,000 or ten percent of that executive officer’s combined annual salary and bonus during the applicable year.

(2)	Amounts set forth reflect Patterson-UTI’s contributions to defined contribution plans.

(3)	Represents restricted stock grants on April 27, 2005, under Patterson-UTI’s 1997 Long-Term Incentive Plan, as amended. The terms of the restricted stock awards provide that dividends may be paid on the shares of restricted stock granted. The vesting periods for the restricted stock awards are 50% after three years and the remaining 50% after four years, in each case from the date of grant. Based on the last reported sales price on the Nasdaq Stock Market on December 31, 2005 of $32.95, the value of the restricted stock was $988,500 for each of Messrs. Siegel, Talbott and Patterson and $494,250 for each of Messrs. Berns and Vollmer.

(4)	Represents restricted stock grants on April 28, 2004, under Patterson-UTI’s 1997 Long-Term Incentive Plan, as amended. The terms of the restricted stock awards provide that dividends may be paid on the shares of restricted stock granted. The vesting periods for the restricted stock awards are 50% after three years and the remaining 50% after four years, in each case from the date of grant. Based on the last reported sales price on the Nasdaq Stock Market on December 31, 2005 of $32.95, the value of the restricted stock was $1,647,500 for each of Messrs. Siegel, Talbott and Patterson and $823,750 for each of Messrs. Berns and Vollmer.

      The following table sets forth information regarding grants of stock options during 2005 to the executive officers listed in the Summary Compensation Table:
Options Granted During Fiscal Year 2005

	Number of		% of Total Options	Exercise or
	Securities Underlying		Granted to Employees	Base Price	Expiration	Grant Date
Name	Options Granted		in Fiscal Year	($/Sh)	Date	Present Value(2)

Mark S. Siegel	150,000	(1)	22.22%	$24.63	4/26/15	$949,710
Cloyce A. Talbott	150,000	(1)	22.22%	$24.63	4/26/15	$949,710
A. Glenn Patterson	150,000	(1)	22.22%	$24.63	4/26/15	$949,710
Kenneth N. Berns	75,000	(1)	11.11%	$24.63	4/26/15	$474,855
John E. Vollmer III	75,000	(1)	11.11%	$24.63	4/26/15	$474,855

(1)	These options were granted pursuant to the terms and conditions of the Patterson-UTI Energy, Inc. Amended and Restated 1997 Long Term Incentive Plan. These options vest over a three year period as follows: 33.33% on April 27, 2006, and then in equal monthly installments over the twenty-four months following April 27, 2006.

(2)	The value of the options were estimated using the Black-Scholes option valuation model. The following assumptions were used in the calculation: dividend yield of 0.65%, risk-free interest rate of 3.84%, volatility of 26.95% and an expected term of 4 years. No discount was considered for the non-transferability or the risk of forfeiture of the options. The actual value, if any, of any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, this valuation may not be a reliable indication as to the value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.
      The following table sets forth information concerning stock options exercised in 2005 and stock options unexercised at December 31, 2005 for the executive officers listed in the Summary Compensation Table during 2005:
Aggregated Option Exercises in 2005
and Value Table at December 31, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
			December 31, 2005(2)		December 31, 2005(3)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark S. Siegel	824,100	$14,702,052	622,011	303,889	$11,089,300	$4,150,705
Cloyce A. Talbott	580,000	$10,016,494	866,111	303,889	$16,016,895	$4,150,705
A. Glenn Patterson	570,000	$9,254,101	720,111	303,889	$13,127,395	$4,150,705
Kenneth N. Berns	416,400	$7,672,119	306,655	151,945	$5,458,716	$2,075,352
John E. Vollmer III	300,000	$6,469,962	677,222	157,778	$13,054,594	$2,216,606

(1)	Calculated by subtracting actual option exercise price from the market price at the respective dates of exercise and multiplying the difference by the number of shares in each category.

(2)	The total number of unexercised options held as of December 31, 2005, separated between those options that were exercisable and those options that were not exercisable.

(3)	Calculated by subtracting the actual option exercise price from the market price at December 31, 2005 ($32.95 per share) and multiplying the difference by the number of shares in each category.

CHANGE IN CONTROL ARRANGEMENTS; EMPLOYMENT CONTRACTS;
INDEMNIFICATION AGREEMENTS
      On January 29, 2004, Patterson-UTI entered into change in control agreements (each, an “Agreement” and collectively, the “Agreements”) with Messrs. Siegel, Talbott, Berns and Vollmer, (each, an “Employee” and collectively, the “Employees”). The Agreements were entered into to protect the Employees should a change in control occur, thereby encouraging the Employee to remain in the employ of Patterson-UTI and not be distracted from the performance of his duties to Patterson-UTI by the possibility of a change in control.
      In the event of a change in control of Patterson-UTI in which an Employee’s employment is terminated by Patterson-UTI other than for cause or by the Employee for good reason, the terms of the Agreement would entitle the Employee to, among other things:

•	a bonus payment equal to the greater of the highest bonus paid after the Agreement was entered into and the average of the two annual bonuses earned in the two fiscal years immediately preceding a change in control (such bonus payment prorated for the portion of the fiscal year preceding the termination date),

•	a payment equal to 2.5 times (in the case of Messrs. Siegel and Talbott) or 1.5 times (in the case of Messrs. Berns and Vollmer) of the sum of (1) the highest annual salary in effect for such Employee and (2) the average of the three annual bonuses earned by the Employee for the three fiscal years preceding the termination date, and

•	continued coverage under Patterson-UTI’s welfare plans for up to three years (in the case of Messrs. Siegel and Talbott) or two years (in the case of Messrs. Berns and Vollmer).
      Each Agreement provides the Employee with a full gross-up payment for any excise taxes imposed on payments and benefits received under the Agreements or otherwise including other taxes that may be imposed as a result of the gross-up payment.
      A change in control is principally defined by the Agreement as:

•	an acquisition by any individual, entity or group of beneficial ownership of 35% or more of either Patterson-UTI’s then outstanding Common Stock or the combined voting power of the then outstanding voting securities of Patterson-UTI entitled to vote in the election of directors,

•	a change occurs in which the members of the Board of Directors as of the date of the Agreement cease to constitute at least a majority of Patterson-UTI’s Board of Directors unless that change occurs through a vote of at least a majority of the incumbent members of the Board of Directors, or

•	a change in the beneficial ownership of Patterson-UTI following consummation of a reorganization, merger, consolidation, sale of Patterson-UTI or any subsidiary of Patterson-UTI or a disposition of all or substantially all of the assets of Patterson-UTI in which the beneficial owners immediately prior to the transaction own 65% or less of outstanding Common Stock of the newly combined or merged entity.
      The Agreements terminate on the first to occur of:

•	the Employee’s death, disability or retirement,

•	the termination of the Employee’s employment, or

•	three years from the date the Agreement was signed although, unless otherwise terminated, the Agreements will automatically renew for successive twelve-month periods unless Patterson-UTI notifies the Employee at least 90 days before the expiration of the initial term or the renewal period, as applicable, that the term will not be extended.
      All unvested stock options held by executive officers vest upon a change of control as defined by the underlying stock option plan.

      Patterson-UTI has entered into written letter agreements with each of Messrs. Siegel, Berns and Vollmer confirming and evidencing the existing agreements between Patterson-UTI and each of them pursuant to which Patterson-UTI has agreed to pay each such person within ten days of the termination of his employment with Patterson-UTI for any reason (including voluntary termination by him), an amount in cash equal to his annual base salary at the time of such termination. Any such payment made by Patterson-UTI pursuant to the agreement evidenced in these letter agreements will reduce dollar for dollar any payment owed to such person, if any, pursuant to the change in control agreements discussed above.
      In connection with Mr. Vollmer’s appointment as Chief Financial Officer following Mr. Nelson’s embezzlement (which is described in Note 2 of Notes to Consolidated Financial Statements included as a part of Item 8 of Patterson-UTI’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005), Patterson-UTI delivered a letter to Mr. Vollmer dated February 6, 2006 (the “Letter Agreement”). Pursuant to the Letter Agreement, Patterson-UTI agreed, to the extent permitted by law and provided that the applicable accounting restatement has not resulted from Patterson-UTI’s material non-compliance with financial reporting requirements under the federal securities laws as a result of knowing misconduct by Mr. Vollmer:

•	Patterson-UTI is not entitled to and will not make any claim against Mr. Vollmer for reimbursement of any bonus or other incentive or equity based compensation received by him or any profits realized by him from the sale of securities of Patterson-UTI, under Section 304 of the Sarbanes-Oxley Act of 2002 (“Section 304”) on account of the restatement of any financial statements of Patterson-UTI covering any accounting period ending on or prior to September 30, 2005;

•	Patterson-UTI will not make any claim against Mr. Vollmer for any profits realized from the sale of securities of Patterson-UTI that were owned by him prior to his becoming Chief Financial Officer or were acquired by him on account of the exercise of options or the settling of restricted stock units that were held by him immediately prior to his becoming Chief Financial Officer, under Section 304 on account of the restatement of any financial statements of Patterson-UTI covering any period during which he was Chief Financial Officer; and

•	Patterson-UTI will indemnify Mr. Vollmer against all losses in connection with his defense of any claim against him under Section 304 in contravention of the two immediately preceding bullets, to the extent he is obligated to reimburse Patterson-UTI for any bonus or other incentive or equity compensation received by him or any profits realized by him for the sale of Patterson-UTI securities.
      Notwithstanding recent court decisions that Patterson-UTI’s right to make any such claims appears doubtful, Patterson-UTI has entered into this agreement because of the breadth of language of Section 304 and the uncertainty as to how the statute may be interpreted by the courts in the future and the importance of Mr. Vollmer’s continued service as Chief Financial Officer.
      Patterson-UTI has entered into an employment agreement with A. Glenn Patterson pursuant to which Patterson-UTI will employ Mr. Patterson for five years at an annual compensation of $250,000 per year.
      Patterson-UTI has entered into an indemnification agreement with each of its executive officers and directors containing provisions that may require Patterson-UTI, among other things, to indemnify such executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
CERTAIN TRANSACTIONS
      In connection with the acquisition by REMY Capital Partners III, L.P. (“REMY Capital”) of an ownership interest in UTI in March 1995, REMY Capital succeeded to a registration rights agreement with UTI. As the successor-in-interest to UTI, Patterson-UTI assumed this registration rights agreement pursuant to which REMY Capital has the right to require Patterson-UTI to use its reasonable efforts to register shares held by REMY Capital under the Securities Act of 1933, as amended. In the event that such rights are exercised in connection with a primary offering proposed by Patterson-UTI (or a secondary offering with which Patterson-UTI agrees to participate), REMY Capital would bear its pro rata share of the costs of the offering, other than legal, accounting and printing costs, all of which Patterson-UTI would bear. In the event that REMY Capital elected to exercise such rights other than in connection with an offering in which Patterson-UTI participates, REMY Capital would bear all costs of the offering. These rights continue so long as REMY Capital continues to own the Common Stock that it acquired in March 1995.
      Mr. Siegel, Chairman of the Board of Patterson-UTI, is President and sole stockholder of REMY Investors, which is the general partner of REMY Capital. Mr. Berns, a director and Senior Vice President of Patterson-UTI, is an executive of REMY Investors.
      During 2005, Patterson-UTI paid approximately $424,000 to TMP Truck and Trailer LP (“TMP”), during the period it was owned by Thomas M. Patterson (son of A. Glenn Patterson, Patterson-UTI’s former President and Chief Operating Officer), for certain equipment and metal fabrication services. Purchases from TMP were at current market prices.
      During 2005, Patterson-UTI paid approximately $273,000 to Melco Services (“Melco”) for dirt contracting services and $59,000 to L&N Transportation (“L&N”) for water hauling services. Both entities are owned by Lance D. Nelson, brother of Jonathan D. Nelson, Patterson-UTI’s former Chief Financial Officer. Purchases from Melco and L&N were at current market prices.
      Patterson-UTI operates certain oil and natural gas properties in which certain of its officers, former officers and members of their respective families have participated, either individually or through entities they control, in the prospects or properties in which Patterson-UTI has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by Patterson-UTI. At December 31, 2005, affiliated persons were working interest owners of 254 of the 305 wells operated by Patterson-UTI. Sales of working interests are made by Patterson-UTI to reduce its economic risk in the properties. Generally, it is more efficient for Patterson-UTI to sell the working interests to these affiliated persons than to market them to unrelated third parties. Sales were made by Patterson-UTI at its cost, including Patterson-UTI’s costs of acquiring and preparing the working interests for sale. These costs were paid by the working interest owners on a pro rata basis based upon their working interest ownership percentage. The price at which working interests were sold to affiliated persons was the same price at which working interests were sold to unaffiliated persons.

      The following table sets forth production revenues received and joint interest costs of each of the affiliated persons during 2005 for all wells operated by Patterson-UTI in which they have working interests. These amounts do not necessarily represent their profits or losses from these interests because the joint interest costs do not include the parties’ related drilling and leasehold acquisition costs incurred prior to January 1, 2005. These activities resulted in a payable to the affiliated persons of approximately $1.5 million at December 31, 2005 and a receivable from the affiliated persons of approximately $1.2 million at December 31, 2005.

	Year Ended December 31, 2005

		Joint
	Production	Interest
Name	Revenues(1)	Costs(2)

Cloyce A. Talbott	$195,491	$49,668
Anita Talbott(3)	88,824	21,389
Jana Talbott, Executrix to the Estate of Steve Talbott(3)	19,373	2,871
Stan Talbott(3)	7,639	3,163
John Evan Talbott Trust(3)	3,725	987
Lisa Beck and Stacy Talbott(3)	1,158,657	492,839
SSI Oil & Gas, Inc.(4)	210,825	97,152
IDC Enterprises, Ltd.(5)	13,432,098	8,460,393

Subtotal	15,116,632	9,128,462

A. Glenn Patterson, former President and Chief Operating Officer	122,348	29,075
Robert Patterson(6)	7,719	4,396
Thomas M. Patterson(6)	7,719	4,396

Subtotal	137,786	37,867

Jonathan D. Nelson, former Chief Financial Officer	290,506	381,506

Total	$15,544,924	$9,547,835

(1)	Revenues for production of oil and natural gas, net of state severance taxes.

(2)	Includes leasehold costs, tangible equipment costs, intangible drilling costs, and lease operating expense billed during that period. All joint interest costs have been paid on a timely basis.

(3)	Anita Talbott is the wife of Cloyce A. Talbott. Stan Talbott, Lisa Beck, and Stacy Talbott are Mr. Talbott’s adult children. Steve Talbott is the deceased son of Mr. Talbott. John Evan Talbott is Mr. Talbott’s grandson.

(4)	SSI Oil & Gas, Inc. is beneficially owned 50% by Cloyce A. Talbott and directly owned 50% by A. Glenn Patterson.

(5)	IDC Enterprises, Ltd. is 50% owned by Cloyce A. Talbott and 50% owned by A. Glenn Patterson.

(6)	Robert and Thomas M. Patterson are A. Glenn Patterson’s adult children.
      See Note 2 of Notes to Consolidated Financial Statements included as part of Item 8 of Patterson-UTI’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 for information pertaining to fraudulent payments made to or for the benefit of Jonathan D. Nelson, our former Chief Financial Officer.
COMPENSATION COMMITTEE REPORT
      Overview. The Compensation Committee sets and administers the policies that govern the compensation of executive officers and directors of Patterson-UTI. As part of its duties, the Compensation Committee determines the base compensation of executive officers, the total amount of bonuses to be paid annually and grants all awards of restricted stock, and stock options under Patterson-UTI’s long-term incentive plan. The Compensation Committee consists of Messrs. Huff and Hunt, and Ms. Smith, each of whom is an independent director as defined by the NASD published listing standards. In performing its duties, the Compensation Committee receives recommendations and advice from senior management and the Audit Committee on individual performance and compensation matters. The Committee has also retained an independent compensation consultant who reports directly to the Compensation Committee.
      The Compensation Committee’s policy is to provide to the executives competitive compensation packages that will permit Patterson-UTI to attract and retain highly qualified individuals and to motivate and reward Patterson-UTI’s executives for performance that benefits the Company and its shareholders. Patterson-UTI’s executive compensation package has in recent years consisted of a combination of base salary, a 401(k) plan, cash bonus awards and long-term incentive opportunities in the form of restricted stock and stock options. The Compensation Committee is also currently engaged in a complete review of its compensation policies and structures for 2006 in light of market and other factors.
      In fixing the compensation plan for 2005, the Compensation Committee considered a wide variety of information, including (i) compensation for executive officers at similarly situated oilfield service companies, (ii) historical and projected financial and operational results at Patterson-UTI, including margin improvements, rig activations, net income and earnings before interest, taxes, depreciation and amortization (“EBITDA”) and return on equity and capital, (iii) historical stock performance and (iv) individual performance. In addition, in reviewing bonuses for 2005, the Compensation Committee considered the record financial and operating results of Patterson-UTI in 2005, including $738 million in EBITDA, a 295% increase in net income to $373 million in 2005 from $94 million in 2004, an increase in the average number of operating rigs to 276 in 2005 from 211 in 2004, a 116% increase in average margin per rig operating day to $7,050 in 2005 from $3,270 in 2004, and record results in Patterson-UTI’s pressure pumping, fluids and oil and gas operations.
      In November 2005 we discovered that our prior Chief Financial Officer, Jonathan D. Nelson, had engaged in a multi-year embezzlement scheme in which over $77 million was stolen by him from Patterson-UTI. Following the discovery of the embezzlement, the Audit Committee of Patterson-UTI engaged in an investigation of the circumstances surrounding the embezzlement and determined that certain material weaknesses and significant deficiencies existed in our internal controls, including our control environment. The embezzlement also resulted in a concerted effort by Patterson-UTI to trace the stolen assets and to reflect properly the effects of the embezzlement in a restatement of the historical financial statements of Patterson-UTI for prior periods. As discussed below, bonus decisions for 2005 took into account the existence and circumstances of the embezzlement and the efforts of senior and other management in responding to it.
      Executive Salaries. Executive salaries are reviewed annually by the Compensation Committee and are determined generally for each officer based on (i) subjective evaluations of the officer’s functional position and specific performance, (ii) assessment of the relative importance of each position at Patterson-UTI, (iii) a comparison to salary ranges for executives of other companies in the oilfield service industry with market, financial and operational characteristics similar to those of Patterson-UTI, (iv) Patterson-UTI’s financial results and position and (v) Patterson-UTI’s performance compared to similar companies. The process applied by the Compensation Committee is intended to allow the committee to set salaries in a manner that is both competitive and reasonable within the industry. Historically, the Compensation Committee has tried to emphasize performance based compensation in the form of incentive bonuses and equity compensation so that salary adjustments have been minimized. As a result, the base compensation of our Chief Executive Officer and Chairman have historically been in the lower quartile against similarly situated companies with bonuses and equity incentives targeted to provide potential upper quartile compensation if the Company’s operational, financial and stock performance were similarly strong.
      Executive Bonuses. In recent years, including 2005, Patterson-UTI’s bonus plan for its executive officers has been tied to a bonus pool based on 1% of Patterson-UTI’s EBITDA. The bonus pool would then be allocated among the executive officers of Patterson-UTI based on a pre-determined sharing percentage of the bonus that reflected a team-based philosophy as well as the organizational structure of the top management team. The allocations have also been subject to modification by the Compensation Committee based on individual and corporate performance. In 2005 the potential executive bonus pool was $7.4 million, but it was adjusted down to $5.8 million in light of the Nelson embezzlement. In addition, the allocations under the bonus pool were adjusted in light of Nelson embezzlement, including the previously reported results of the Audit Committee’s investigation and the significant efforts of management in responding to and addressing the financial and operational impacts of the embezzlement.
      Stock Based Compensation. Equity based compensation consists of both awards of options to purchase Common Stock and shares of restricted stock. It is the policy of the Compensation Committee to review stock-based compensation of Patterson-UTI on at least an annual basis. Awards of stock-based compensation reflect the Board’s and the Compensation Committee’s desire to provide Patterson-UTI’s employees who have substantial responsibility for management and growth with additional incentives by increasing their proprietary interest in the success of Patterson-UTI. The Compensation Committee believes that there should be an emphasis on equity-based compensation in order to provide incentives and rewards that are closely aligned with shareholders.
      Patterson-UTI’s equity-based compensation has historically been given more weight in our executive’s overall compensation package than cash compensation. Grants of options and restricted stock vest over time, with restricted stock grants currently having a four year vesting schedule whereby no shares vest until three years after grant subject to certain acceleration events. The allocation of equity-based compensation among the executive officers of Patterson-UTI is made by the Compensation Committee based on various factors, including the executive’s position and contribution to the overall goals and objectives of Patterson-UTI. The allocation and mix of equity-based compensation between restricted stock and options in 2005 followed this approach, with an emphasis on option based compensation over restricted stock in order to ensure that the greatest awards would only be earned for increasing the Company’s equity value.
      CEO 2005 Compensation. The compensation of the Chief Executive Officer of Patterson-UTI for 2005 was determined in accordance with the policies described above. Mr. Talbott’s base annual salary was fixed at $450,000 in 2005 reflecting Patterson-UTI’s emphasis on incentive compensation. Mr. Talbott also received a cash bonus for 2005 of $1,000,000 from the executive bonus pool discussed above. This bonus reflected the significant contribution that Mr. Talbott provided to Patterson-UTI in achieving operational successes, including record earnings, margins and profitability. However, this bonus was less than it otherwise would have been without the occurrence of the Nelson embezzlement. The Compensation Committee in 2005 also awarded Mr. Talbott 30,000 shares of restricted stock having a four-year vesting period and options to purchase 150,000 shares of Common Stock at the then current market price.
      Share Ownership Guidelines. The Compensation Committee in 2004, with the approval of the Board, enacted share ownership guidelines applicable to all executive officers and directors of Patterson-UTI. Under this policy and subject to a four-year phase-in, each of Patterson-UTI’s Chairman, Chief Executive Officer and President is required to hold shares of Common Stock having a value equal to at least five times the officer’s base compensation and each of Patterson-UTI’s other executive officers is required to hold shares of Common Stock having a value equal to at least three times the officer’s base compensation. The Compensation Committee also imposed share ownership guidelines for directors. Under those guidelines, subject to a four-year phase-in, each director of Patterson-UTI is required to hold shares of Common Stock having a value equal to at least four times the cash compensation provided to the director.
      Section 162(m) Considerations. In considering compensation decisions for the executive management of Patterson-UTI, the Compensation Committee of Patterson-UTI routinely considers the potential effect of section 162(m) of the tax code. Section 162(m) imposes a limitation on corporate tax deductions for non-performance based compensation to certain officers that exceeds $1 million that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. The Committee believes that tax deduction limitations should not compromise the Company’s ability to establish and maintain appropriate executive compensation programs and reserves the right to award non-deductible pay in certain situations.

PERFORMANCE GRAPH
      The following graph compares the cumulative stockholder return on the Common Stock of Patterson-UTI, for the period from December 31, 2000 through December 31, 2005, with the cumulative total return of the Standard and Poors 500 Stock Index, the Standard and Poors MidCap Index, the Oilfield Service Index, and a Patterson-UTI determined peer group. Patterson-UTI’s 2005 peer group consists of Grey Wolf, Inc., Helmerich & Payne, Inc., Nabors Industries, Ltd., Pioneer Drilling Co. and Unit Corp. Patterson-UTI’s 2004 peer group index comprised the companies in its 2005 peer group plus Precision Drilling Corp. Precision Drilling Corp. was not included in Patterson-UTI’s 2005 peer group index because it was converted to a trust during 2005. All of the companies in Patterson-UTI’s 2005 peer group are providers of land-based drilling services. The graph assumes investment of $100 on December 31, 2000 and reinvestment of all dividends.
COMPARISON OF CUMULATIVE TOTAL RETURNS
(Total return based on $100 initial investment and reinvestment of all dividends)

	Basis
	2000	2001	2002	2003	2004	2005
Description	($)	($)	($)	($)	($)	($)

Patterson-UTI Energy, Inc.	100.00	62.58	80.99	88.40	105.34	179.46
2005 Peer Group Index	100.00	61.43	63.42	72.01	92.85	141.93
2004 Peer Group Index	100.00	62.47	66.40	77.60	102.13	156.22
S&P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75
S&P MidCap Index	100.00	99.39	84.97	115.23	134.23	151.08
Oilfield Service Index (OSX)	100.00	69.25	63.37	74.50	99.55	149.24
      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of June 8, 2006, the stock ownership of (i) the named executive officers, directors and Board nominees individually, (ii) all directors, Board nominees and named executive officers as a group and (iii) each person known by Patterson-UTI to be the beneficial owner of more than 5% of Common Stock.

	Amount and
	Nature of
Name of	Beneficial		Percent
Beneficial Owner	Ownership		of Class

Beneficial Owners of more than 5% of Patterson-UTI’s Common Stock:
Barclays Global Investors(1)	17,790,892		10.6%
Directors, Board nominees and Named Executive Officers Listed in Summary Compensation Table:
Mark S. Siegel	2,489,948	(2)	1.5%
Cloyce A. Talbott	1,347,632	(3)	*
A. Glenn Patterson	1,056,648	(4)	*
Kenneth N. Berns	459,850	(5)	*
Robert C. Gist	124,772	(6)	*
Curtis W. Huff	53,880	(7)	*
Terry H. Hunt	31,800	(8)	*
Kenneth R. Peak	3,000	(9)	*
Nadine C. Smith	81,000	(10)	*
John E. Vollmer III	805,750	(11)	*

All directors and named executive officers as a group	6,454,280	(12)	3.7%

*	indicates less than 1.0%

(1)	Based solely on a Schedule 13G filed jointly by Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, Ltd. (“Barclays Ltd.”) and Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan”) with the Securities and Exchange Commission on January 26, 2006. According to the report, Barclays Investors has sole voting power with respect to 11,466,241 shares and sole dispositive power with respect to 13,780,856 shares. Barclays Advisors has sole voting power with respect to 1,835,792 shares and sole dispositive power with respect to 1,840,020 shares. Barclays Ltd. has sole voting power with respect to 1,869,503 shares and sole dispositive power with respect to 2,027,585 shares. Barclays Japan has sole voting and dispositive power with respect to 142,431 shares. The address of the principal business office of Barclays Investors and Barclays Advisors is 45 Fremont Street, San Francisco, California 94105. The address of the principal business office of Barclays Ltd. is Murray House, 1 Royal Mint Court, London EC3N 4HH. The address of the principal business office of Barclays Japan is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, Japan 150-0012.

(2)	Mr. Siegel is the President and sole stockholder of REMY Investors, which is the general partner of REMY Capital Partners III, L.P. (“REMY Capital”). The Common Stock beneficially owned by Mr. Siegel includes 1,541,548 shares of Common Stock owned by REMY Capital. The Common Stock beneficially owned by Mr. Siegel also includes stock options held by Mr. Siegel, which are presently exercisable or become exercisable within sixty days, to purchase 808,400 shares of Common Stock, but does not include 117,500 shares underlying stock options held by Mr. Siegel that are not presently exercisable and will not become exercisable within sixty days. Includes 80,000 shares of restricted Common Stock held by Mr. Siegel, over which he presently has voting power.

(3)	Includes shares underlying stock options held by Mr. Talbott, which are presently exercisable or become exercisable within sixty days, to purchase 1,052,500 shares. Does not include shares underlying stock options held by Mr. Talbott to purchase 117,500 shares each that are not presently exercisable and will not become exercisable within sixty days. Includes 80,000 shares of restricted Common Stock held by Mr. Talbott, over which he presently has voting power.

(4)	Includes shares underlying stock options held by Mr. Patterson, which are presently exercisable or become exercisable within sixty days, to purchase 906,500 shares. Does not include shares underlying stock options held by Mr. Patterson to purchase 117,500 shares each that are not presently exercisable and will not become exercisable within sixty days. Includes 80,000 shares of restricted Common Stock held by Mr. Patterson, over which he presently has voting power.

(5)	Includes shares underlying stock options owned by Mr. Berns, which are presently exercisable or become exercisable within sixty days, to purchase 399,850 shares. Does not include 58,750 shares underlying stock options that are not presently exercisable and will not become exercisable within sixty days. Includes 40,000 shares of restricted Common Stock held by Mr. Berns, over which he presently has voting power. Does not include shares of Common Stock beneficially owned by REMY Investors. Mr. Berns disclaims beneficial ownership of such shares beneficially owned by REMY Investors.

(6)	Includes shares underlying presently exercisable stock options held by Mr. Gist to purchase 70,000 shares. Includes 3,000 shares of restricted Common Stock held by Mr. Gist, over which he presently has voting power. Does not include 10,000 shares underlying stock options held by Mr. Gist that are not presently exercisable and will not become exercisable within sixty days.

(7)	Includes shares underlying presently exercisable stock options held by Mr. Huff to purchase 20,000 shares. Includes 3,000 shares of restricted Common Stock held by Mr. Huff, over which he presently has voting power. Does not include 10,000 shares underlying stock options held by Mr. Huff that are not presently exercisable and will not become exercisable within sixty days.

(8)	Includes shares underlying presently exercisable stock options held by Mr. Hunt to purchase 20,000 shares. Includes 800 shares of Common Stock owned by Mr. Hunt’s mother-in-law, over which Mr. Hunt presently has shared voting power. Includes 3,000 shares of restricted Common Stock held by Mr. Hunt, over which he presently has voting power. Does not include 10,000 shares underlying stock options held by Mr. Hunt that are not presently exercisable and will not become exercisable within sixty days.

(9)	Includes 3,000 shares of restricted Common Stock held by Mr. Peak, over which he presently has voting power. Does not include 10,000 shares underlying stock options held by Mr. Peak that are not presently exercisable and will not become exercisable within sixty days.

(10)	Includes shares underlying presently exercisable stock options held by Ms. Smith to purchase 70,000 shares. Includes 3,000 shares of restricted Common Stock held by Ms. Smith, over which she presently has voting power. Does not include 10,000 shares underlying stock options held by Ms. Smith that are not presently exercisable and will not become exercisable within sixty days.

(11)	Includes shares underlying stock options owned by Mr. Vollmer, which are presently exercisable or become exercisable within sixty days, to purchase 765,750 shares. Does not include 69,250 shares underlying stock options held by Mr. Vollmer that are not presently exercisable and will not become exercisable within sixty days. Includes 40,000 shares of restricted Common Stock held by Mr. Vollmer, over which he presently has voting power.

(12)	Includes shares underlying stock options, which are presently exercisable or become exercisable within sixty days, to purchase 4,113,000 shares of Common Stock. Does not include shares underlying stock options to purchase 530,500 shares owned by such individuals that are not presently exercisable and will not become exercisable within sixty days. Includes 800 shares of Common Stock over which a director presently has shared voting power. Includes an aggregate of 335,000 shares of restricted Common Stock held by certain directors and executive officers, over which they presently have voting power.
      Except as stated herein, each stockholder has sole voting and investment power with respect to Common Stock included in the above table. There are no arrangements known to Patterson-UTI which may result in a change in control.

AUDIT COMMITTEE REPORT
      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Patterson-UTI filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Patterson-UTI specifically incorporates this report by reference therein.
      The Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent auditors.
      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.
      Taking the foregoing into consideration, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Patterson-UTI’s audited financial statements in the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2005.

Audit Committee of the Board of Directors:

Kenneth R. Peak, Chairman
Robert C. Gist
Curtis W. Huff
Nadine C. Smith
PricewaterhouseCoopers Fees for Fiscal Years 2005 and 2004
      In 2005 and 2004, Patterson-UTI and its subsidiaries incurred fees for services provided relating to (i) professional services rendered for the audit of Patterson-UTI’s annual financial statements, review of quarterly financial statements, and assessment of Patterson-UTI’s internal controls over financial reporting, (ii) professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Patterson-UTI’s financial statements, (iii) professional services rendered for tax compliance, advice and planning, and (iv) products and services provided by PricewaterhouseCoopers LLP.

	Fees Incurred in	Fees Incurred in
	Fiscal Year	Fiscal Year
Description	2005	2004

Audit fees	$2,396,000	$1,434,000
Audit-related fees	—	126,000
Tax fees	83,000	573,000
All other fees	1,600	19,000

Total	$2,480,600	$2,152,000

      The Audit Committee approves the appointment of the independent audit firm. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approves all other engagements of the independent audit firm in advance. In the event Mr. Peak approves any such engagement, he discusses such approval with the Audit Committee at its next meeting.

Fiscal 2005
      “Audit fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2005 consisting of the examination of Patterson-UTI’s consolidated financial statements, quarterly reviews of Patterson-UTI’s interim financial statements, services to assess Patterson-UTI’s internal control over financial reporting and for the restatement of financial statements for prior years and the first three quarterly periods of 2005. “Tax fees” include federal, state, local and foreign tax compliance and related matters. “All other fees” includes other non-audit related matters. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approved all of the services described above.
Fiscal 2004
      “Audit Fees” relate to audit services of PricewaterhouseCoopers LLP for fiscal 2004 consisting of the examination of Patterson-UTI’s consolidated financial statements, quarterly reviews of Patterson-UTI’s interim financial statements and services provided to assess Patterson-UTI’s internal controls over financial reporting. “Audit-related Fees” includes services provided which relate to the acquisition of TMBR/ Sharp Drilling, Inc. and associated filings made with the SEC. “Tax Fees” includes federal, state, local and foreign tax compliance and related matters. “All Other Fees” includes other non-audit related matters. The Audit Committee or Mr. Peak, as Chairman of the Audit Committee, approved all of the services described above.
      The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence. The Audit Committee determined that such non-audit services were consistent with the independence of PricewaterhouseCoopers LLP.
Independent Accountants
      The Board of Directors, acting upon the recommendation and approval of the Audit Committee, voted to engage PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Patterson-UTI for the fiscal year ending December 31, 2006. It is expected that one or more representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It is also expected that the representatives will be available to respond to appropriate questions from the stockholders.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires Patterson-UTI’s officers and directors and persons who own more than 10% of a registered class of Patterson-UTI’s equity securities, to file reports of ownership and changes in ownership with the SEC. Each of these persons is required by SEC regulation to furnish Patterson-UTI with copies of Section 16(a) filings.
      Based solely on its review of copies of such forms received by it, Patterson-UTI believes that, during the year ended December 31, 2005, its officers, directors and beneficial owners of more than ten percent of a registered class of its equity securities complied with all applicable filing requirements.
Other Business
      As of the date of this proxy statement, management of Patterson-UTI was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Stockholder Proposals for 2007 Annual Meeting
      All proposals submitted by stockholders for presentation at the 2007 annual meeting must comply with the SEC’s rules regarding shareholder proposals. In addition, Patterson-UTI’s bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must be a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and must give timely notice of such business in writing to the Secretary of Patterson-UTI. To be timely with respect to the 2007 annual meeting, a stockholder’s notice must be delivered to or mailed and received at Patterson-UTI’s principal executive offices not earlier than March 14, 2007 and not later than April 13, 2007; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after July 12, 2007, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first.
      A stockholder’s notice to the Secretary of Patterson-UTI shall set forth:

•	a brief description of each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and record address of the stockholder proposing such business,

•	the class and number of shares of Patterson-UTI that are beneficially owned by the stockholder,

•	any material interest of the stockholder in such business, and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
      The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the stockholder has not provided timely written notice as required by the Patterson-UTI bylaws.
      Any proposal by a stockholder to be presented at Patterson-UTI’s 2007 annual meeting of stockholders must be received by Patterson-UTI no later than February 12, 2007, in order to be eligible for inclusion in Patterson-UTI’s proxy statement and proxy used in connection with the 2007 annual meeting.
      Patterson-UTI reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
Annual Report
      You are referred to Patterson-UTI’s annual report to stockholders with a copy of its Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, filed with the SEC, enclosed herewith for your information. The annual report to stockholders is not incorporated in this proxy statement and is not to be considered part of the soliciting material.

Appendix A
PATTERSON-UTI ENERGY, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
Purpose
      The Audit Committee shall oversee management’s conduct of the Corporation’s accounting and financial reporting process including review of the financial reports and other financial information provided by the Corporation to the public and government and regulatory bodies, the Corporation’s system of internal accounting, the Corporations’ financial controls, and the annual independent audit of the Corporation’s financial statements. The Audit Committee shall also oversee compliance with the Corporation’s codes of conduct and ethics and with legal and regulatory requirements.
      In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention or developed on its own initiative, with full access to all books, records, facilities and personnel to the Corporation and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Audit Committee are in place to represent the corporation’s stockholders; and, accordingly, the independent auditors are ultimately accountable to the Board through the Audit Committee.
Composition
      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements of Rules 4200(a)(15) and 4350(d)(2) of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(1) of the rules and regulations under the Securities Exchange Act of 1934. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.
      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership. A member of the Audit Committee may be removed at any time by the Board.
      Additionally, the Audit Committee shall have at least one audit committee financial expert within the meaning of item 401(h)(2) of Schedule SK of the Securities and Exchange Commission and meeting the requirements of Rule 4350(d)(2)(iv) of the NASDAQ Stock Market, Inc.
Meetings
      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least quarterly with management, including the Chief Financial Officer, the Company’s internal auditors and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Corporation’s financial statements consistent with paragraph number 3 below.
Responsibilities and Duties
      The Audit Committee’s job is one of review and it recognizes that the Corporation’s management is responsible for preparing the Corporations’ financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that management, the internal auditors and the independent auditors have more time, knowledge, and detailed information concerning the Corporation than do Audit Committee members. Consequently, in performing its functions, the Audit Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditors’ work.
      The following functions will be the common recurring activities of the Audit Committee. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.
Documents/ Reports Review
      1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.
      2. Review with management and the independent auditors the Corporation’s audited financial statements, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).
      3. Review with management and the independent auditors the interim financial results prior to the release of earnings and filing of the Quarterly Report on Form 10-Q, and including a discussion with the independent auditors of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.
      4. Review with management, the Company’s internal auditors and the independent auditors, the quality and adequacy of the Corporation’s internal controls.
      5. Discuss with management its philosophy and approach to earnings releases and guidance given to analysts and rating agencies.
Independent Auditors
      6. Pre-approve all audit and non-audit services provided by the independent auditors to the Corporation (subject to any de minimis exceptions permitted by law for non-audit services, which must, in any event, be approved annually by the Audit Committee prior to completion of the annual audit). The Audit Committee may take any measures that it determines to be appropriate to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member or members of the Audit Committee or to a subcommittee of the Audit Committee. The decisions of any Audit Committee member or members or subcommittee to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
      7. Review the performance of the independent auditors and make decisions with respect to the appointment, compensation, retention and oversight of the independent auditors (including resolutions of disagreements between management and the independent auditors). The independent auditors shall report directly to the Audit Committee.
      8. Oversee independence of the accountants by:

•	receiving from the independent auditors, on an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1;

•	reviewing, and actively discussing with the Board, if necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the independent auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

•	taking appropriate action to satisfy itself of the accountant’s independence.

      9. Based on the review and discussions referred to in Paragraphs numbered 2, 4, 7 and 8 above, the Audit Committee shall determine whether to recommend to the Board that the Corporations’ audited financial statements be included in the Corporations’ Annual Report on Form 10-K.
      10. The Audit Committee shall receive quarterly reports, and other reports as requested by it from time to time, from the independent auditors on, and assess, (i) the critical accounting policies and practices of the Corporation and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications thereof and the preferred treatment thereof and shall receive from both (at the time they are sent) all material written communications between the independent auditors and the Corporation’s management.
Internal Audit
      11. Review with the appropriate internal audit personnel, the internal audit plan for each fiscal year.
      12. Meet at least quarterly with the most senior internal audit person to review the work against the internal audit plan and review any significant reports to management.
      13. Review at least annually with the independent auditor and the most senior internal audit person the Corporation’s internal audit function, including the adequacy of personnel and resources, and consider any recommendation with regard thereto.
      14. Review and concur on the appointment, replacement, reassignment or dismissal of the senior internal audit person and approve the compensation arrangement therefore.
      15. Meet in executive session at least quarterly with the senior internal audit person.
Financial Reporting Process
      16. In conjunction with the independent auditors, the internal auditors and the Chief Financial Officer, review at least annually the operation and integrity of the Corporation’s financial reporting processes, both internal and external.
      17. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as recommended by the independent auditors, management, or the internal auditing department.
      18. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit; including any restrictions on the scope of the work or access to required information.
      19. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.
Legal Compliance/ General
      20. The Audit Committee shall, from time to time, discuss with management (including the person charged with the responsibility to oversee corporate compliance by the Corporation), the internal auditors and the independent auditors the Corporation’s adherence to legal and ethical compliance programs (e.g., Corporation’s code of conduct) and the steps management has taken to require and monitor such adherence by Corporation employees and agents. The person charged with the responsibility to oversee corporate compliance shall report at least annually to the Committee with respect to the foregoing.
      21. The Audit Committee shall, from time to time as it deems appropriate, discuss with Corporation counsel matters that may have a material impact on the Corporation’s financial statements and compliance with legal requirements and shall receive any attorney’s report, required by law to be submitted to the committee or the Board of Directors, of evidence of a material violation of securities laws or breaches of fiduciary duty or similar violation by the Corporation or any agent thereof.

      22. The Audit Committee shall periodically require each of its members to certify that such person meets the independence requirements prescribed by law and NASDAQ rules, including that such person has received no compensation from the Company other than director and Board committee fees.
      23. The Audit Committee shall report through its Chairperson to the Board following meetings of the Audit Committee.
      24. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.
      25. The Audit Committee shall have full authority to engage and cause the Corporation to compensate, as and when deemed necessary or appropriate by the Audit Committee, independent counsel and other advisers, including accounting advisers.
      26. The Corporation shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent accountant, and to any advisers engaged by the Audit Committee and for the ordinary administrative expenses of the Audit Committee necessary or appropriate to the carrying out of its duties.
      27. No Audit Committee member shall simultaneously serve on the audit committee of more than two other public companies without notice to and approval by the Board of Directors.
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Your Vote Is Important!
Follow Instructions on The Reverse Side.
PLEASE VOTE

▼ FOLD AND DETACH HERE ▼

▼ FOLD AND DETACH HERE ▼

PROXY	PROXY
PATTERSON-UTI ENERGY, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 12, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned stockholder of Patterson-UTI Energy, Inc. (the “Company”) hereby appoints Mark S. Siegel, Cloyce A. Talbott and John E. Vollmer III, and each of them, proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held Wednesday, July 12, 2006, at 10:00 a.m., local time, at the corporate offices of Patterson-UTI Energy, Inc., 4510 Lamesa Highway, Snyder, Texas, 79549, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present. The undersigned hereby instructs the above-named proxies to vote the shares represented by this proxy in the manner as directed by the undersigned on the reverse side of this proxy card. If no directions are made, the Proxies will vote “FOR” the nominees for directors set forth on the reverse side.
Please mark, sign, date and return this proxy card promptly using the enclosed envelope, or follow the instructions on the reverse side to vote your shares by Internet or by telephone.
(continued on the reverse side)

PATTERSON-UTI ENERGY, INC.
•	You can now vote your shares electronically through the Internet or the telephone.

•	This eliminates the need to return the proxy card.

•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com
Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
TO VOTE YOUR PROXY BY PHONE
1-866-894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE CARD BELOW IF YOU VOTED ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE PROXIES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS NOTED BELOW.

Please mark your votes like this	☒

1.	ELECTION OF BOARD OF DIRECTORS.	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐

Nominees for election to the Board of Directors: 01 Mark S. Siegel, 02 Cloyce A. Talbott, 03 Kenneth N. Berns, 04 Robert C. Gist, 05 Curtis W. Huff, 06 Terry H. Hunt, 07 Kenneth R. Peak, and 08 Nadine C. Smith.
(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

IF YOU WISH TO VOTE ELECTRONICALLY, PLEASE READ THE INSTRUCTIONS ABOVE.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date
NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation, partnership or other entity, please sign in the full corporate name by the President or other authorized officer or the full partnership or other entity name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)